AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT (the "Amendment") dated as of December 31, 2001 (the "Effective Date") to the Registration Rights Agreement dated as of January 8, 1998 (as modified by Waiver and Amendment dated September 14, 2001, the "Registration Rights Agreement"), is made by and among Urstadt Biddle Properties Inc. (formerly "HRE Properties, Inc." and hereinafter referred to as the "Company") and Wells Fargo & Company and Retirement Plan of The Bank of New York Company, Inc. (each individually a "Remaining Initial Purchaser" and collectively, the "Remaining Initial Purchasers").

WITNESSETH

WHEREAS, Borrower, Cobalt Capital LLC ("Cobalt" and previously also an Initial Purchaser), together with the Remaining Initial Purchasers, entered into the Registration Rights Agreement; and

WHEREAS, in November, 2001, at the request of Cobalt, the Company repurchased all of Cobalt's shares of the Preferred Stock and retired such stock so that as of the Effective Date all of the shares of Preferred Stock are owned by the Remaining Initial Purchasers; and

WHEREAS, the Company and the Remaining Initial Purchasers wish to amend the Registration Rights Agreement.

NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.           Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Rights Agreement.  As used in the Registration Rights Agreement, the terms "Purchasers" and "Initial Purchasers" hereafter shall include the "Remaining Initial Purchasers", but shall no longer include Cobalt.

2.          Registration of the Preferred Stock.  Upon the Effective Date, Section 2(a) of the Registration Rights Agreement is deleted in its entirety and is replaced with the following:

"(a)           Upon receipt of a written request from either of the Remaining Initial Purchasers that the Company register the Preferred Stock, the Company shall prepare and file with the Commission a Registration Statement under the Securities Act relating to the offer and sale of the Registrable Securities and shall use its reasonable best efforts to cause the Commission to declare such Registration Statement to be effective under the Securities Act within ninety (90) days after receipt of such written request, all in accordance with the terms of this Agreement."

3.           Listing of the Preferred Stock..  Upon the Effective Date, Section 3(g) of the Registration Rights Agreement is deleted in its entirety and is replaced with the following:

"(g)   upon the Commission declaring effective any Registration Statement relating to the offer and sale of the Registrable Securities, use its reasonable best efforts to cause the listing of the Preferred Stock on the New York Stock Exchange, Inc. (the "NYSE") or, if the Preferred Stock shall not then be eligible for listing on the NYSE, to apply for listing of the Preferred Stock on the American Stock Exchange, Inc. (the "AMEX") or, if the Preferred Stock shall not then be eligible for listing on the AMEX, to apply for quotation of the Preferred Stock through the National Association of Securities Dealers, Inc. Automated Quotation System (the date of any such listing, the "Listing Date");"

4.   Miscellaneous.  (a)  The Registration Rights Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  On and after the Effective Date, each reference in the Registration Rights Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Registration Rights Agreement shall be a reference to the Registration Rights Agreement as amended by this Amendment.

(b)           This Amendment may be executed in any number of counterparts, each of which shall be and shall be taken to be an original, and all such counterparts shall together constitute one and the same instrument.

(c)           This amendment shall be construed in accordance with and governed by the law of the State of New York without giving effect to the conflict of laws principles thereof.

THIS SPACE LEFT BLANK
INTENTIONALLY

IN WITNESS WHEREOF, the Company and the Remaining Initial Purchasers have caused this Amendment to be executed as of the date first above written.

URSTADT BIDDLE PROPERTIES INC.

By:  /s/ James R. Moore__________
        Name:  James R. Moore
        Title:  Executive Vice President

WELLS FARGO & COMPANY

By:  /s/ Roger Wittlin____________
       Name:  Roger Wittlin
       Title:  Senior Vice President

RETIREMENT PLAN OF THE BANK OF NEW YORK
COMPANY, INC.

By:  The Bank of New York, as Trustee

By:  /s/ Mark A. Hemenetz_________
        Name:  Mark A. Hemenetz
        Title:  Executive Vice President